Exhibit 21

Subsidiaries of the Company

        Listed below are the Company’s wholly owned subsidiaries as of the date of this report. Names of certain inactive or minor subsidiaries have been omitted.

Name	State or Other Jurisdiction of Incorporation or Organization
McNeilus Companies, Inc.	Minnesota
McNeilus Truck and Manufacturing, Inc.	Minnesota
McNeilus Financial, Inc.	Texas
Viking Truck & Equipment Sales, Inc.	Michigan
Viking Truck & Equipment Sales, Inc.	Ohio
Iowa Contract Fabricators, Inc.	Iowa
McIntire Fabricators, Inc.	Iowa
Kensett Fabricators, Inc.	Iowa
McNeilus Financial Services, Inc.	Minnesota
Oshkosh/McNeilus Financial Services, Inc.	Minnesota
Oshkosh Equipment Finance, L.L.C.	Wisconsin
Medtec Ambulance Corporation	Indiana
JerrDan Corporation	Delaware
Concrete Equipment Company, Inc.	Nebraska
Audubon Manufacturing Corporation	Iowa
London Machinery Inc.	Canada
London Machinery (Mtl) Inc.	Canada
LMI Finance L.P.	Canada
Oshkosh Specialty Vehicles, Inc.	Wisconsin
Frontline Holdings, Inc.	Delaware
Oshkosh Specialty Vehicles, Ltd.	United Kingdom
Iowa Mold Tooling Co., Inc.	Delaware
JLG Industries, Inc.	Pennsylvania
Access Financial Solutions, Inc.	Maryland
Fulton International, Inc.	Delaware
JLG Equipment Services, Inc.	Pennsylvania
JLG Latino Americana Ltda.	Brazil
JLG Equipment Services Ltd.	Hong Kong
JLG OmniQuip, Inc.	Delaware
Premco Products Inc.	California
JLG Investments, LP	Cayman Islands
JLG Europe BV	Netherlands
JLG France SAS	France
JLG Industries GmbH	Germany
JLG Deutschland GmbH	Germany
JLG Industries (Italia) S.r.L	Italy
JLG Industries (Norge) AS	Norway
JLG Industries (Proprietary) Ltd.	South Africa
JLG Industries (United Kingdom) Ltd.	United Kingdom
JLG Manufacturing Europe BVBA	Belgium
JLG Manufacturing Services Europe Maatschap	Belgium
JLG Polaska Sp z.o.o	Poland
JLG Sverige AB	Sweden
Platformas Elevadoras JLG Iberica S.L	Spain
Fulton Services Limited	Cayman Islands
JLG Prolift Pty Limited	Australia
JLG Properties Australia Pty Limited	Australia
JLG MHD, Inc.	Pennsylvania
JLG-MHD Indiana, Inc.	Indiana
JLG International LLC	Delaware

Name	State or Other Jurisdiction of Incorporation or Organization

Fulton International Foreign Sales Corporation	Barbados
GI Industries, Inc.	Delaware
TGC Industries, Inc.	Ohio
JLG Manufacturing, LLC	Pennsylvania
Fulton Properties, LP	Pennsylvania
Fulton Industries, Inc.	Pennsylvania
Summit Performance Systems, L.L.C.	Wisconsin
Windmill Ventures C.V.	Netherlands
Oshkosh European Holdings S.L.	Spain
Oshkosh Group B.V.	Netherlands
Geesink Group B.V.	Netherlands
Geesink B.V.	Netherlands
Kiggen Den Engelsman B.V.	Netherlands
Geesink Kiggen B.V.	Netherlands
Geesink Kiggen Leasing B.V.	Netherlands
Geesink Vast Goed B.V.	Netherlands
Geesink Polska Sp.z o.o	Poland
Geesink Norba Limited	United Kingdom
Sheppard Meiler Limited	United Kingdom
Norba A.B.	Sweden
Norba Limited	United Kingdom
Sertek Limited	United Kingdom
Norba A. S.	Denmark
Oshkosh Italy B.V.	Netherlands
Medias Industries SRL	Romania
AK Specialty Vehicles B.V.	Netherlands
Smit Container B.V.	Netherlands
Smit Carrosseriefabrick B.V.	Netherlands
Smit Mobile Equipment B.V.	Netherlands
Smit Hydraulick B. V.	Netherlands
Kewaunee Fabrications, L.L.C.	Wisconsin
Oshkosh Unipower Limited	United Kingdom
Oshkosh Truck (UK) Limited.	United Kingdom
Total Mixer Technologies, L.L.C.	Wisconsin
Pierce Manufacturing Inc.	Wisconsin
Pierce Manufacturing International, Inc.	Barbados
Pierce Western Region Refurbishment Center, Inc.	California
Oshkosh Logistics Corporation	Wisconsin
Oshkosh Asia Holdings Limited	Mauritius
Oshkosh Commercial (Beijing) Co., Ltd.	China
Oshkosh Correspondent, LLC	Wisconsin
Oshkosh Arabia FZE	Dubai

        McNeilus Companies, Inc. owns a 49% interest in Mezcladores Trailers de Mexico, S.A. de C.V.

        Oshkosh/McNeilus Financial Services, Inc. owns an equity interest in Oshkosh/McNeilus Financial Services Partnership (California partnership)

        Oshkosh Italy B.V. owns 75% of the outstanding quotas (ownership interests) in Brescia Antincendi International S.r.l. (Italy)

        Brescia Antincendi International S.r.l. owns all of the stock of BAI Deutschland GmbH (Germany)

        JLG Europe B.V. is a 50% joint partner in RiRent Europe B.V. (Netherlands)